Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Professional Diversity Network, Inc. on Form S-3 (File No. 333-201341), as amended, and the Registration Statement on Form S-8 (File No. 333-203156) of our report dated June 24, 2014, with respect to the financial statements of NAPW, Inc. which appears in the Current Report of Professional Diversity Network, Inc. on Form 8-K/A filed with the Securities and Exchange Commission on December 10, 2014.

/s/ Friedman LLP

New York, NY
August 19, 2015